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                                    EXHIBIT 2

                     CERTIFICATION REGARDING JOINT FILING OF
                     SCHEDULE 13D PURSUANT TO RULE 13d-1(k)
                    OF THE SECURITIES AND EXCHANGE COMMISSION


         Ernest C. Garcia, II and Gregory B. Sullivan do hereby certify that the
Schedule 13D to which this certification is attached as Exhibit 2 is being filed with the Securities and Exchange Commission on behalf of the undersigned.


         Dated:  October 4, 2000



/s/ Ernest C. Garcia, II
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Ernest C. Garcia, II


/s/ Gregory B. Sullivan
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Gregory B. Sullivan




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